UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2009

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)

(432) 262-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2009 Restricted Stock/Unit Plan

On June 16, 2009, at our annual meeting of shareholders, our shareholders adopted the 2009 Restricted Stock/Unit Plan (the “2009 Plan”).  Our Board of Directors previously approved the 2009 Plan, subject to shareholder approval.  A total of 300,000 shares of Company common stock are reserved for issuance under the 2009 Plan, subject to adjustment as described below.

The purpose of the 2009 Plan is to retain employees and directors of the Company having experience and ability, to attract new employees and directors whose services are considered valuable, to encourage the sense of proprietorship, and to stimulate the active interest of such persons in the development and financial success of the Company. We believe that grants of restricted stock and restricted stock units are an increasingly important means to retain and compensate employees and directors.  No awards have yet been granted under the 2009 Plan.

A general description of the principal terms of the 2009 Plan is set forth below. This description is qualified in its entirety by the terms of the 2009 Plan, a copy of which is attached to this report as Exhibit 10.1.

General Description

Shares Reserved for Issuance under the 2009 Plan.    A total of 300,000 shares of our common stock are reserved for issuance under the 2009 Plan. The number of shares of our common stock available under the 2009 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in our common stock or capital structure.

Administration.    The 2009 Plan is administered by the plan administrator, defined as one or more committees of our Board of Directors consisting of independent directors.  The 2009 Plan appoints our Compensation Committee as the administrator (the “Committee”).

Generally, the Committee has the authority, in its discretion, (a) to select officers, directors and employees to whom awards may be granted from time to time, (b) to determine whether and to what extent, awards are granted, (c) to determine the number of shares of our common stock, or the amount of other consideration to be covered by each award, (d) to approve award agreements for use under the 2009 Plan, (e) to determine the terms and conditions of any award (including the vesting schedule applicable to the award), (f) to amend the terms of any outstanding award granted under the 2009 Plan, (g) to construe and interpret the terms of the 2009 Plan and awards granted, and (h) to take such other action not inconsistent with the terms of the 2009 Plan, as the Committee deems appropriate.

Types of Awards; Eligibility.  Awards of restricted stock and restricted stock units (RSUs) may be granted under the 2009 Plan. Awards of restricted stock are shares of our common stock that are awarded subject to such restrictions on transfer as the Committee may establish. Awards of RSUs are units valued by reference to shares of common stock that entitle a participant to receive, upon the settlement of the unit, one share of our common stock for each unit. Awards may be granted to our officers, directors and employees and our related entities, if any. Each award granted under the 2009 Plan shall be designated in an award agreement.

Terms and Vesting of Awards.  As noted above, the Committee determines the terms and conditions of each award granted to a participant, including the restrictions applicable to shares underlying awards of restricted stock and the dates these restrictions lapse and the award vests, as well as the vesting and settlement terms applicable to RSUs. When an award vests, we issue to the participant the number of shares of our common stock earned without any legend or restrictions (except as necessary to comply with applicable state and federal securities laws.)

In addition to time-based vesting requirements, the Committee is also authorized to establish performance goals in order for awards to vest.  For instance, quantitative performance standards, including, financial measurements such as (a) increase in share price, (b) earnings per share, (c) total shareholder return, (d) operating margin, (e) gross margin, (f) return on equity, (g) return on assets, (h) net operating income, (i) pre-tax profit, (j) cash flow, (k) revenue, (l) expenses, (m) EBITDA, and (n) numbers of customers for various services and products offered by us, or other performance goal requirements may be adopted by the Committee and set forth in the particular restricted stock or RSU agreement which must be met in order for shares to vest.

Termination of Service.  Unless otherwise set forth in an individual award agreement, the 2009 Plan and forms of award agreements provide that in the event a participant’s continuous service with us terminates as a result of death, disability or retirement (an “Acceleration Event”), unvested shares or RSUs at the time of termination due to an Acceleration Event will immediately become vested, but only to the extent that such unvested shares or RSUs would have vested within the 12 months following the Acceleration Event.  However, the Committee may revise this default provision on an individual basis as it deems advisable.  For example, the Committee could elect to accelerate vesting for all unvested shares and/or RSUs upon the occurrence of an Acceleration Event, or conversely provide that all unvested shares and/or RSUs are forfeited upon the occurrence of an Acceleration Event.  In the case of a termination of service other than by an Acceleration Event, any unvested shares of RSUs will immediately become null and void, except that with respect to Restricted Stock awards, the Board of Directors may vest any or all unvested shares in its discretion in the case of any termination of service.

In addition, subject to revision by the Committee, the default provisions of the 2009 Plan and form of award agreements provide that a Change of Control triggers accelerated vesting of all shares or units.  Under the 2009 Plan, a Change in Control Event is generally defined as:

•	a complete liquidation or dissolution;

•	acquisition of 50% or more of our stock by any individual or entity including by tender offer or a reverse merger;

•	a merger or consolidation in which we are not the surviving entity; or

•
during any period not longer than 12 consecutive months, members of the Board who at the beginning of such period cease to constitute at least a majority of the Board, unless the election, or the nomination for election of each new Board member, was approved by a vote of at least 3/4 of the Board members then still in office who were Board members at the beginning of such period.

Restricted Stock.   Under an award of restricted stock, we issue shares of Company common stock in the participant’s name; however the participant’s rights in the stock are restricted until the shares vest.  If the vesting requirements are not met prior to the end of the vesting period, the shares are forfeited.    In connection with an award of restricted stock, since actual shares are issued and outstanding, the participant is legally entitled to vote the shares and receive any dividends declared and paid on our common stock prior to the satisfaction of the vesting requirements.  However, as discussed above, participants who hold unvested restricted stock may not sell, assign or transfer such shares until they have vested.  The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code, and so long as we withhold the appropriate taxes with respect to such income (if required), and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

Restricted Stock Units.  Like a restricted stock award, a restricted stock unit is a grant valued in terms of our common stock. Unlike a restricted stock award, no Company common stock is issued at the time the RSU award is granted.  Instead, the award is a mere promise to deliver shares of Company common stock upon satisfaction of the vesting requirements.  Upon satisfaction of the vesting requirements of the award, the Company then issues and delivers the number of shares subject to the award.  If the vesting requirements are not satisfied prior to the end of the vesting period, the units expire and no shares are issued.  Since shares of our common stock are not issued in connection with RSUs until such time as the vesting conditions have been satisfied, participants in the 2009 Plan who receive awards of RSUs will not have any voting rights and will not be entitled to dividends until such time as the units vest and shares of Company common stock are issued.

Recipients of RSUs generally should not recognize income until such units are converted into shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of the fair market value of the shares.  We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code (see below), and so long as we withhold the appropriate taxes with respect to such income (if required), and the recipient’s total compensation is deemed reasonable in amount.

Amendment, Suspension or Termination of the Plan.    We may at any time amend, suspend or terminate the 2009 Plan. The 2009 Plan will be for a term of ten (10) years unless sooner terminated. Awards may be granted under the 2009 Plan upon it becoming effective, but awards granted prior to obtaining shareholder approval will be rescinded if the shareholders do not approve the 2009 Plan.  We may amend the 2009 Plan subject to compliance with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, and the rules of the NYSE (or such other stock exchange as our common stock may be traded upon at the time.)

Transferability of Awards.    Awards under the 2009 Plan are not transferable.

Section 162(m) of the Code.  Under Internal Revenue Code (the “Code”) Section 162(m), we are not allowed a tax deduction in any taxable year for compensation in excess of $1 million paid to our “covered employees.” An exception to this rule applies to compensation paid to a covered employee pursuant to a stock incentive plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which restricted stock and restricted stock units may be granted to eligible participants under such plan during a specified period. In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Committee must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under the current version of Code Section 162(m), a “covered employee” includes our chief executive officer and any other employee who is subject to the SEC's disclosure rules because the employee is one of our three highest compensated officers (other than the chief executive officer or the chief financial officer).

The maximum number of shares with respect to which awards of restricted stock and restricted stock units that are intended to be performance-based compensation under

Section 162(m) of the Code, that may be granted to a participant during a calendar year is 25,000 shares. The foregoing limitation shall be adjusted proportionately by the Committee in connection with any change in our capitalization due to a stock split, stock dividend, or similar event affecting our common stock and its determination shall be final, binding and conclusive.

Change in Capitalization.    Subject to any required action by our shareholders, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the 2009 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Committee in the event of: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting our Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by us; or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as the Committee determines, no issuance by us of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number of shares of Common Stock subject to an award.

Amendment to 1998 Stock Option Plan

On June 16, 2009, at our annual meeting of shareholders, our shareholders approved a proposed amendment to our 1998 Stock Option Plan (the “1998 Plan”) to add an additional 200,000 shares of common stock to the Plan, thereby authorizing the issuance of up to 750,000 shares of common stock under the Plan.

History of the Plan and Description of the Proposed Amendment

On December 18, 1998, the Board of Directors adopted the 1998 Stock Option Plan of Natural Gas Services Group, Inc. (the “1998 Plan”), and directed that the 1998 Plan be submitted to the shareholders for approval. The 1998 Plan became effective when it received such approval on December 18, 1998.  On May 9, 2006, the Compensation Committee of the Board of Directors voted to amend the 1998 Plan and the amendments were approved by our shareholders at our 2006 Annual Meeting of Shareholders.  The 2006 amendments, among other things, extended the 1998 Plan until March 1, 2016 and increased the number of shares of common stock issuable under the Plan from 150,000 to 550,000.

On April 15, 2009, the Compensation Committee of the Board of Directors proposed to further amend the 1998 Plan to add an additional 200,000 shares of common stock subject to the approval of our shareholders at the 2009 annual meeting of shareholders.

The purposes of the 1998 Plan, which was unchanged by the amendment, are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

Summary Description of the 1998 Plan

The following summary of the 1998 Plan, as amended, is qualified in its entirety by reference to the text of the 1998 Plan, as amended, which is attached as Exhibit 10.2 to this report. The 1998 Plan has been and will continue to be administered by the Compensation Committee of the Board of Directors.  The Compensation Committee has full and final authority, in its discretion, to grant  incentive stock options or non-statutory stock options, to select the persons who  would be granted stock options and determine the number of shares subject to  each option, the duration and exercise period of each option and the terms and  conditions of each option granted.

The Major Provisions of the 1998 Plan as amended are as follows:

Eligibility. The Compensation Committee is authorized to grant stock options to any person selected by the Compensation Committee, including employees, officers who are also directors of Natural Gas Services Group, directors who are not employees of Natural Gas Services Group and consultants.  Incentive stock options may be granted only to employees of Natural Gas Services Group.

Option Price. The option exercise price for shares of common stock issued upon exercise of an option is such price as is determined by the Compensation Committee. However, for incentive stock options granted to employees the option price will be not less than 100% of the fair market value of our common stock on the date the option is granted, except that if an incentive stock option is granted to an employee who owns more than 10% of our outstanding common stock, the option price will be not less than 110% of the fair market value of the common stock on the date of grant. Fair market value for purposes of the 1998 Plan is the average between the high and low price of the common stock as reported on the New York Stock Exchange on the relevant date.

          Duration of Options. Each stock option will terminate on the date fixed by the Compensation Committee, which shall be not more than ten years after the date of grant. However, in the case of an incentive stock option granted to an employee who, at the time the option is granted, owns stock representing more than 10% of the our outstanding stock, the term of the option will be five years from the date of grant or such shorter time as may be provided in the stock option agreement.

Exercise Period.  In the case of incentive stock options, if an optionee’s employment is terminated for any reason, except death or disability, the optionee has three months in which to exercise an option (but only to the extent exercisable on the date of termination) unless the option by its terms expires earlier. If the employment of the optionee terminates by reason of total and permanent disability, the option may be exercised during the period of twelve months following termination of employment.  If an optionee dies while an employee or within three months from the date of termination, the right to exercise shall terminate twelve months from the date of death.  The options terminate immediately prior to the dissolution or liquidation of Natural Gas Services Group, unless the Compensation Committee gives each optionee the right to exercise his option as to all or any part of the option, including shares as to which the option would not otherwise be exercisable.  If we sell all or substantially all of our assets or we merge with or into another entity in a transaction in which it is not the survivor, options will be       assumed or an equivalent option will be substituted by the successor corporation, unless the Compensation Committee determines that the optionee has the right to exercise the option as to all of the shares, including shares as to which the option would not otherwise be exercisable.  The Compensation Committee has the right to alter the terms of any option at grant or while outstanding pursuant to the terms of the 1998 Plan.

Payment.  Payment for stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised.  The Compensation Committee may, in its discretion, permit payment for the exercise price to be made in cash, check, other shares of common stock having a fair market value on the date of exercise equal to the aggregate exercise price of the shares as to which the option is exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares as permitted under the Colorado Business Corporation Act.

Shares That May Be Issued under the 1998 Plan.  A maximum of 750,000 shares of our common stock, as may be adjusted as described below, may be issued upon exercise of stock options granted under the 1998 Plan.  As of the date of this report, 352,931 shares of common stock have already been issued or are subject to currently outstanding stock options. The number of shares available under the 1998 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action. If any stock option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued will then become available for additional grants of options.

Termination of and Amendments to the 1998 Plan

The Board of Directors may terminate or amend the 1998 Plan from time to time in any manner permitted by applicable laws and regulations, except that no additional shares of our common stock may be allocated to the 1998 Plan and no change in the class of employees eligible to receive incentive stock options or any other material amendment to the 1998 Plan may be made without the approval of the shareholders.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	2009 Restricted Stock/Unit Plan
10.2	1998 Stock Option Plan, as amended

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: June 18, 2009
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer